                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PRG-Schultz International, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-100817, 333-64125, 333-08707, 333-30885, 333-61578 and 333-81168) on Form
S-8 and Registration Statement (No. 333-76018) on Form S-3 of PRG-Schultz International, Inc. of our report dated February 21, 2003, relating to the consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of PRG-Schultz International, Inc. Our report refers to changes in accounting for goodwill and other intangible assets and revenue recognition in 2002 and 2000, respectively.

                                               KPMG LLP



Atlanta, Georgia
March 17, 2003


                                       85